Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 172	Trade Date: 1/10/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is January 10, 2005	Issue Date: 1/13/2005

CUSIP or Common Code:	41013NJE9	41013NJF6	41013NJG4	41013NJH2	41013NJJ8
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$308,000.00	$255,000.00	$200,000.00	$195,000.00	$25,000.00
Proceeds to Issuer:	$306,075.00	$252,960.00	$198,000.00	$192,562.50	$24,650.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.250%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.550%	99.375%	99.250%	99.000%	98.900%
Maturity Date:	1/15/2008	1/15/2009	1/15/2010	1/15/2012	1/15/2013
Stated Annual Interest Rate:	3.250%	3.500%	3.700%	4.000%	4.100%
Interest Payment Frequency:	Monthly	Semi	Semi	Semi	Semi
First Payment Date:	2/15/2005	7/15/2005	7/15/2005	7/15/2005	7/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 172	Trade Date: 1/10/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is January 10, 2005	Issue Date: 1/13/2005

CUSIP or Common Code:	41013NJK5	41013NJL3	41013NJN9	41013NJP4
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$429,000.00	$30,000.00	$60,000.00	$817,000.00
Proceeds to Issuer:	$422,994.00	$29,550.00	$58,950.00	$796,575.00
Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%
Reallowance:	0.200%	0.200%	0.275%	0.350%
Dealer:	98.900%	98.800%	98.600%	97.900%
Maturity Date:	1/15/2013	1/15/2015	1/15/2017	1/15/2030
Stated Annual Interest Rate:	Step: 3.200% through 7/14/2007, and 6.000% thereafter (unless called)	4.350%	4.850%	5.250%
Interest Payment Frequency:	Monthly	Semi	Semi	Semi
First Payment Date:	2/15/2005	7/15/2005	7/15/2005	7/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	Yes	No	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	7/15/2007 Callable one time only at 100% on call date above with 30 days notice.	N/A	7/15/2007 Callable one time only at 100% on call date above with 30 days notice.	1/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.